Exhibit 23.3

CONSENT OF QUALIFIED THIRD-PARTY FIRM

NEWFIELDS MINING DESIGN & TECHNICAL SERVICES

January 6, 2025

Re: Form 8-K to be filed by Lithium Americas Corp. (the “Company”)

I, Paul Kaplan, P.E., on behalf of NewFields Mining Design & Technical Services, consent to:

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the use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Current Report on Form 8-K being filed by the Company with the SEC, and any amendments thereto (the “Form 8-K”) and the technical report titled “S-K 1300 Technical Report Summary on the Thacker Pass Project Humboldt County, Nevada, USA” dated December 31, 2024 (the “Technical Report Summary”);

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the use of any extracts from, or summary of, the Technical Report Summary in the Form 8-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K; and

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the incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the Technical Report Summary in the Form 8-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by NewFields Mining Design & Technical Services into the Company’s Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884), and any amendments thereto, filed with the SEC.

We are responsible for authoring, and this consent pertains to, Sections 7.3, 7.4.2, 9.1.2, 10.2.7, 15.10.7, 15.11, 15.12, 17 and 18.2.3 and corresponding sections of 1, 2, 9.4, 22, 23, 24 and 25 of the Technical Report Summary. We certify that we have read the Form 8-K and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

NewFields Mining Design & Technical Services

By:	/s/ Paul Kaplan
Name:	Paul Kaplan, P.E.
Title:	Principal